Exhibit B-72


                            CERTIFICATE OF FORMATION

                           EPZ LEASE HOLDING B, L.L.C.

                           A LIMITED LIABILITY COMPANY


                                       I.

     The name of the limited liability company is EPZ Lease Holding B, L.L.C. (the "LLC").

                                       II.

     The initial registered agent of the LLC is Delaware Corporate Management, Inc., 1403 Foulk Road, Suite 102, Wilmington, Delaware, 19803.

                                      III.

     The mailing address of the principal place of business of the LLC is 1403 Foulk Road, Suite 102, Wilmington, Delaware, 19803.

                                       IV.

     The latest date on which the company will dissolve is December 31, 2050.

                                       V.

     The LLC shall be managed by its members.

                                       VI.

     A member, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, agent, or employee of the LLC.








                        (SIGNATURES ON PAGE THAT FOLLOWS)

Dated December 16, 1996


                               Signed, in Wilmington, Delaware by:
                               EPZ Lease, Inc.
                               as a member of EPZ Lease Holding B, L.L.C.:



                               By:



                               Name: William R. Bechstein

                               Title:   Vice President